Exhibit 99.1

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish and U.S. law.
This press release has been published in Swedish and English. In the event of any discrepancy in content between the language versions, the Swedish version shall prevail.

PRESS RELEASE, July 29, 2015 (CET)
Infinera publishes supplement to the offer document in relation to the recommended offer to the shareholders of Transmode
On April 9, 2015, Infinera Corporation (NASDAQ: INFN) (“Infinera”) announced a recommended public offer to the shareholders of Transmode AB (“Transmode”) to tender all their shares in Transmode to Infinera (the “Offer”). On June 29, 2015, Infinera announced that the Offer had been enhanced by providing Transmode shareholders with an additional consideration alternative. An offer document regarding the Offer was made public on July 9, 2015. Today, Infinera publishes a supplement to the offer document.
On July 16, 2015, Transmode released its interim report for January-June 2015 and on July 22, 2015, Infinera’s earnings release and announcement for the second quarter of fiscal 2015 and its outlook for the third quarter of fiscal 2015 were made public. Therefore, Infinera has prepared a supplement (the “Supplement”) to the offer document, which includes, among other things, Transmode’s interim report, information from Infinera’s second quarter earnings release and announcement and Infinera’s third quarter outlook. The Supplement has been approved by the Swedish Financial Supervisory Authority (the “SFSA”) on July 29, 2015 and is made public today by Infinera.
Further information about the Offer

The Supplement and the offer document in Swedish and English versions as well as other information about the Offer are available at: www.infinera.se.

_____________________________________
Sunnyvale, California, USA
July 29, 2015 (CET)
Infinera Corporation
Infinera discloses the information provided herein pursuant to the Swedish Financial Instruments Trading Act and the Takeover Rules. The information was submitted for publication on July 29, 2015, 13.00 CET.
_____________________________________

For further information, please contact:

Media (Europe): VERO Communications Tel. +46 8 611 38 30 johan@vero.se Media (Rest of World): Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com
Investors (Europe):
Morgan Stanley & Co. International plc
Tel. +46 8 6789600

Erik Tregaard
Managing Director
erik.tregaard@MorganStanley.com

Erik Ohman
Managing Director
erik.ohman@MorganStanley.com

Investors (Rest of World):
Jeff Hustis
Tel: +1 (408) 213-7150
jhustis@infinera.com

Important information
The Offer is not being made to persons whose participation in the Offer requires that an additional offer document be prepared or registration effected or that any other measures be taken in addition to those required under Swedish and U.S. law and regulations.
This press release and any related Offer documentation are not being distributed and must not be mailed or otherwise distributed or sent in or into any country in which the distribution or offering would require any such additional measures to be taken or would be in conflict with any law or regulation in such country - any such action will not be permitted or sanctioned by Infinera. Any purported acceptance of the Offer resulting directly or indirectly from a violation of these restrictions may be disregarded.
The Offer is not being and will not be made, directly or indirectly, in or into, or by use of mail or any other means or instrumentality of interstate or foreign commerce of, or any facilities of a national securities exchange of, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa. This includes, but is not limited to facsimile transmission, electronic mail, telex, telephone, the internet and other forms of electronic transmission. The Offer cannot be accepted and shares may not be tendered in the Offer by any such use, means, instrumentality or facility of, or from within Australia, Hong Kong, Japan, Canada, New Zealand or South Africa or by persons located or resident in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa. Accordingly, this press release and any related Offer documentation are not being and should not be mailed or otherwise transmitted, distributed, forwarded or sent in or into Australia, Hong Kong, Japan, Canada, New Zealand or South Africa or to any Australian, Hong Kong, Japanese, Canadian, New Zealand or South African persons or any persons located or resident in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa.
Any purported tender of shares in an Offer resulting directly or indirectly from a violation of these restrictions will be invalid and any purported tender of shares made by a person located in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa or any agent fiduciary or other intermediary acting on a non-discretionary basis for a principal giving instructions from within Australia, Hong Kong, Japan, Canada, New Zealand or South Africa will be invalid and will not be accepted. Each holder of shares participating in the Offer will represent that it is not an Australian, Hong Kong, Japanese, Canadian, New Zealand or South African person, is not located in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa and is not participating in such Offer from Australia, Hong Kong, Japan, Canada, New Zealand or South Africa or that it is acting on a non-discretionary basis for a principal that is not an Australian, Hong Kong, Japanese, Canadian, New Zealand or South African person, that is located outside Australia, Hong Kong, Japan, Canada, New Zealand or South Africa and that is not giving an order to participate in such offer from Australia, Hong Kong, Japan, Canada, New Zealand or South Africa. Infinera will not deliver any consideration from the Offer into Australia, Hong Kong, Japan, Canada, New Zealand or South Africa.
This press release is not being, and must not be, sent to shareholders with registered addresses in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa. Banks, brokers, dealers and other nominees holding shares for persons in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa must not forward this press release or any other document received in connection with the Offer to such persons.
The Offer will not be made to, nor will exchanges be accepted from, or on behalf of, holders of shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not comply with the laws of that jurisdiction. The acceptance period for the Offer for shares of Transmode described in this communication has not commenced.
In connection with the proposed combination of Infinera and Transmode, the offer document related to the Offer has been approved on July 8, 2015 by the SFSA which has published the offer document on its website. In addition, Infinera has filed a prospectus and Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”). Shareholders of Transmode should read the above referenced documents and materials carefully, as well as other documents filed with the SEC and with the SFSA, because they will contain important information about the transaction. Shareholders of Transmode may obtain free copies of these documents and materials, any amendments or supplements thereto and other documents containing important information about Infinera and the transaction, once such documents and materials are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents and materials filed with the SEC by Infinera will also be available free of charge from Infinera’s website (www.infinera.com) under the heading “SEC Filings” in the “Company-Investor Relations” portion of Infinera’s website.
Forward-looking information
Statements in this press release relating to future events, status and circumstances, including statements regarding future financial or operating performance, growth and other projections as well as benefits of the Offer, are forward-looking statements. These statements may generally, but not always, be identified by the use of words such as “anticipates,” “expects,” “believes,” continue,” “intends,” “target,” “projects,” “contemplates,” “plans,” “seeks,” “estimates,” “could,” “should,” “feels,” “will,” “would,” “may,” “can,” “potential” or similar expressions or variations, or the negative of these terms. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to a variety of factors, many of which are outside the control of Infinera. These risks and uncertainties include, but are not limited to, the risk that Transmode shareholders fail to tender more than 90 percent of Transmode’s outstanding shares, that any of the other closing conditions are not satisfied, and that the transaction may not close; the risk that Transmode’s and Infinera’s businesses will not be integrated successfully; the risk that synergies will not be realized or realized to the extent anticipated; the risk that the Combined Company will not realize on its financing or operating strategies; the risk that litigation with respect to either company or the transaction could arise; and the risk that disruption caused by the Combined Company would make it difficult to maintain certain strategic relationships. These risks and uncertainties also include those risks and uncertainties that are discussed in the offer document approved by the SFSA. Infinera cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. Any forward-looking statements contained in this press release speak only as of the date on which they were made and Infinera has no obligation (and undertakes no such obligation) to update or revise any of them, whether as a result of new information, future events or otherwise, except for in accordance with applicable laws and regulations.